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Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, appearing on page FS-12 of Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Francisco, California
February 14, 1997


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